      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1998

                                                REGISTRATION NO. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         WESTINGHOUSE AIR BRAKE COMPANY
               (Exact name of issuer as specified in its charter)

          DELAWARE                                          25-1615902
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              1001 AIR BRAKE AVENUE
                      WILMERDING, PENNSYLVANIA  15148-0001
   (Address, including zip code, of Registrant's Principal Executive Offices)

                         WESTINGHOUSE AIR BRAKE COMPANY
                           1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                              ALVARO GARCIA-TUNON
                                 VICE PRESIDENT
                         WESTINGHOUSE AIR BRAKE COMPANY
                             1001 AIR BRAKE AVENUE
                      WILMERDING, PENNSYLVANIA 15148-0001
                                 (412) 825-1000
          (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    COPY TO:
                          PASQUALE D. GENTILE, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
              Title of                                        Proposed           Proposed
             securities                     Amount             maximum            maximum            Amount of
                to be                        to be         offering price        aggregate         registration
             registered                  registered(1)      per share(2)       offering price            fee
====================================================================================================================
Common Stock, par value $.01 per
share .................................1,600,000 shares       $25.00            $40,000,000         $12,121.21
====================================================================================================================

1 Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Westinghouse Air Brake Company 1995 Stock Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

2 Estimated pursuant to Rules 457(h) and (c), solely for the purpose of calculating the registration fee. The price per share is estimated to be $25.00, based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange Composite transactions listing for July 14, 1998 as quoted in the Wall Street Journal.


===============================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Form S-8 Registration Statement, is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 1,600,000 shares of Common Stock, $.01 par value per share, being offered under the Westinghouse Air Brake Company (the "Company") 1995 Stock Incentive Plan (the "Plan").

         The contents of the Company's initial Form S-8 Registration Statement with respect to the Plan, File No. 33-80417 (the "Original S-8") which was filed with the Securities and Exchange Commission on December 13, 1995, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

ITEM 8.  EXHIBITS.

       Exhibit
         No.
       -------
         5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the Common Stock, filed herewith.

         23.1 Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 filed herewith).

         23.2     Consent of Arthur Andersen LLP, filed herewith.

         24.1 Power of Attorney, contained on the signature page to this Registration Statement.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMERDING, STATE OF PENNSYLVANIA, ON THE 20TH DAY OF JULY, 1998.

                             WESTINGHOUSE AIR BRAKE COMPANY

                             BY  /s/ WILLIAM E. KASSLING
                                ------------------------------------
                               WILLIAM E. KASSLING, CHAIRMAN OF THE
                               BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Kassling and Robert J. Brooks, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         PURSUANT TO THE REQUIREMENTS OF THE ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON
THE 20TH DAY OF JULY, 1998.

          Name                                Title
          ----                                -----

/s/ William E. Kassling             Chairman of the Board, President
---------------------------           and Chief Executive Officer
William E. Kassling                   (principal executive officer)

/s/ Robert J. Brooks                Chief Financial and Accounting
---------------------------           Officer and Director
Robert J. Brooks                      (principal financial officer and
                                      principal accounting officer)

/s/ James C. Huntington, Jr.        Director
---------------------------
James C. Huntington, Jr.

/s/ Kim G. Davis                    Director
---------------------------
Kim G. Davis

/s/ Emilio A. Fernandez             Director
---------------------------
Emilio A. Fernandez

/s/ James V. Napier                 Director
---------------------------
James V. Napier

/s/ James P. Kelley                 Director
---------------------------
James P. Kelley

                         WESTINGHOUSE AIR BRAKE COMPANY

                            1995 STOCK INCENTIVE PLAN

                                  -------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  Exhibit Index

Exhibit                                                                      Sequential
  No.                         Document                                          Page
-------                       --------                                          ----
  5.1      Opinion of Reed Smith Shaw & McClay, as to                             4
           the legality of the Common Stock, filed
           herewith.

 23.1      Consent of Reed Smith Shaw & McClay (included                         --
           in Exhibit 5.1 filed herewith).

 23.2      Consent of Arthur Andersen LLP, independent                            5
           accountants, filed herewith.

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.



                                      -3-